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                                                                    EXHIBIT 10.3

         THIS LEASE MADE IN DUPLICATE THE 10TH DAY OF FEBRUARY 2004

BETWEEN:

                  REGION OF QUEENS MUNICIPALITY, A BODY CORPORATE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF NOVA SCOTIA, THE MUNICIPAL GOVERNMENT ACT WITH HEAD OFFICE IN LIVERPOOL, QUEENS COUNTY, NOVA SCOTIA (HEREINAFTER CALLED "LANDLORD")

                                             -AND-

                  LTBG TELESERVICES ULC, AN INCORPORATED COMPANY UNDER THE LAWS OF THE PROVINCE OF NOVA SCOTIA WITH HEAD OFFICES IN BURLINGTON, MA, U.S.A. (HEREINAFTER CALLED "TENANT")

                                             - AND -

                  LIGHTBRIDGE, INC., AN INCORPORATED COMPANY WITH HEAD OFFICES IN BURLINGTON, MA, U.S.A. (HEREINAFTER CALLED "GUARANTOR")

     1.  PREMISES

         (A) In consideration of the rents reserved and the covenants and agreements herein on the part of the Tenant, the Landlord leases to the Tenant the lands and premises situate at 54 Harley Umphrey Drive in Liverpool, County of Queens and Province of Nova Scotia, more particularly described in Schedule "A" attached to this Lease (the "Premises"), which include the building constructed on the land and the parking areas surrounding that building. The lands included hereunder contain approximately 5.5 acres and are more fully described in Schedule "A" attached hereto.

         (B) The premises include a single story building containing 32,144 square feet of useable area as confirmed by the Architect's Certificate using BOMA standards, which is attached hereto as Schedule "B".

         (C) The Tenant having had full and ample opportunity to inspect the premises agrees to accept the same as it currently exists, with no further alterations or modifications being required to be completed by the Landlord prior to or during the term of the lease except as may be specifically provided for herein.

     2.  TERM

         (A) Unless otherwise terminated in accordance with the provisions hereof, the term of this lease shall be for a period of five years commencing on May 1, 2004 and ending on April 30, 2009.


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     3.  RIGHT TO RENEW

         Provided it is not in material default of the terms and conditions under this Lease, and provided it gives written notice to the Landlord at least nine (9) months prior to the expiry of the then current term, the Tenant shall have the right to renew this Lease for successive terms of three (3) years each on the same terms and conditions as are applicable to the primary term with the exception of the rent to be paid during any renewal period, which amount is to be negotiated and mutually agreed upon by the parties at least six (6) months prior to the commencement of any renewal period, failing which the issue of the new rent to be paid may be submitted to binding arbitration in accordance with the provisions of the Nova Scotia Arbitration Act.

     4.  RENT

         (A) The Tenant shall pay as rent hereunder for the months of May, June, July, August, and September, 2004 the annualized sum of Six Dollars and Sixty Cents ($6.60) per square foot of useable area and for the month of October, 2004 and each month thereafter during the term of the lease an annualized sum of Twelve Dollars ($12.00) per square foot of usable area payable in equal, monthly installments in advance on the first day of each month to the Landlord at Liverpool, Nova Scotia. The first rental payment is to be made on May 1, 2004.

         (B) Subject to such adjustments as may be required to recognize the payment to be made under subparagraph 4(D) hereof, the Tenant agrees to provide to the Landlord post-dated cheques to cover the first twelve
         (12) monthly rental payments due hereunder. Thereafter until the end of the term and during any renewal periods, arrangements shall be made between the Tenant and the Landlord for the rent payments to be made by pre-authorized bank transfers from the bank account of the Tenant to the bank account of the Landlord.

         (C) The Tenant agrees that any rental payment due hereunder which remains unpaid for more than ten (10) days beyond its due date, shall thereafter bear interest at the rate of 2% per month until full payment is made.

         (D) The Tenant agrees to pay to the Landlord upon the execution of this lease, a lump sum payment of Seventy Five Thousand Dollars ($75,000.00), which amount will subsequently be applied by the Landlord to installments of rent as they fall due hereunder.

         (E) All amounts to be paid hereunder shall be paid in Canadian funds and all amounts referred to herein are exclusive of any applicable Harmonized Sales Tax which tax shall be in addition thereto.

     5.  TENANT'S RIGHT OF EARLY TERMINATION

         Notwithstanding paragraph 2 hereof, the Tenant shall have a one-time option to terminate this lease after the expiry of thirty six (36) full months from the commencement date of the

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         term by giving at least three (3) months written notice of its intention to do so.

     6.  TENANT'S IMPROVEMENTS

         (A) The Tenant shall be provided exclusive possession of the premises for the installation of its leasehold improvements and fixtures and for such other uses as may be reasonably required, ninety (90) days prior to the commencement of the term. This 90 day period shall be known as the "Early Occupancy Period". No rents shall be due or payable by the Tenant within the Early Occupancy period, however, the Tenant shall be responsible for the hook-up and payment of all utilities used by the Tenant. A copy of the Tenant's Insurance Coverage shall be submitted to and be reasonably acceptable to the Landlord prior to the Early Occupancy Period.

         (B) The Tenant is to outfit the building as necessary to meet its requirements at its sole cost. Specifics of the work to be done to complete the outfitting of the building are subject to the prior written approval of the Landlord, which approval will not be unreasonably withheld or delayed.

         (C) It is also agreed and understood that as part of the outfitting of the building, the Tenant, may at its option, install and supply the following trade fixtures of Tenant under this Lease at its sole expense:

                  Hook-up of systems furniture (including electrical hook-up) Voice and data cabling
                  Systems for Telecom Room
                  Battery Monitor with Installation
                  UPS Unit and Maintenance Bypass Installation
                  Furniture and appliances
                  Security system and cameras
                  Signage
                  Any communications dishes or apparatus
                  Such other equipment, furniture and fixtures that are necessary for the Tenant's purposes

     7.  TENANT'S COVENANTS

         The Tenant covenants with the Landlord as follows:

         (A) Rent - to pay the rent as specified herein;

         (B) Electric charges - to pay the cost of electric current supplied to the Premises and the cost of electric light bulbs, tubes, starters, and ballast;

         (C) Business Occupancy Tax - to pay all business occupancy taxes levied in respect of the Tenant's occupancy of the Premises or in respect of the personal property of the Tenant located on the Premises, as and when they become due;


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         (D) Cleaning and waste removal - to arrange and pay for reasonable custodian and janitorial services and solid waste disposal (excepting that portion of such services normally provided by the Landlord to the commercial sector);

         (E) HVAC - to pay for all heating, ventilation and air-conditioning, including the HVAC maintenance contract, provided such contract is agreed to by the Tenant (but excluding major repairs to the HVAC, with a major repair being defined as any single instance of repair where the cost exceeds $2,000.00);

         (F) Utilities and services - to pay for all utilities and services consumed by Tenant in respect of the Premises with the exception of sewer user fees;

         (G) Repair - to maintain and repair the leased premises, reasonable wear and tear and damage by fire, lightning and tempest only excepted, and to leave the Premises in good repair. The Landlord shall be permitted to enter and view the state of repair of the premises on a periodic basis. It is agreed that the Tenant shall not be responsible for major repairs or repairs or replacement which are of a structural nature. The Tenant shall however be responsible for all maintenance contracts and repairs to the emergency generator and all sprinklers and fire suppressant devices;

         (H) Assigning or subletting - The Tenant shall have the right to sublet or assign the Premises in whole or in part at any time during the Term or renewal thereof only with the Landlord's prior written consent, which consent is not to be unreasonably or arbitrarily withheld or delayed. Any such subletting or assignment approved by the Landlord, in whole or in part, shall not however release the Tenant from any of its obligations under this Lease;

         (I) Tenant's Insurance - Throughout the Term, including any renewals thereof, the Tenant shall at its expense, take and keep in force the following insurance:

                  (i) Fire and standard extended perils or "all risks" coverage on Tenant's property;

                  (ii) Five million dollars ($5,000,000) inclusive limits per occurrence in the form of general commercial liability insurance;

                  (iii) Such other forms of insurance as may be standard for such premises and as reasonably required by the Landlord; and

                  (iv) Copies of all insurance policies as referred to herein shall be provided to the Landlord upon request.

                  (v) At the request of the Landlord, the Tenant will obtain a waiver of the insurer's right of subrogation as against the Landlord under such insurance, provided such waiver is obtainable by the Tenant from its insurers.

         (J) Use of Premises - The Tenant hereby agrees (i) not to use the Premises except in a


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         lawful manner so as, at all times, to be in compliance with all by-laws and regulations which are now or hereafter will be set forth by the Region of Queens Municipality, Province of Nova Scotia or the
         Government of Canada, as they are applicable to the Premises, (ii) not to do, omit or permit to be done or omitted upon the Premises anything which causes the Landlord's rate of insurance upon the Building to be increased; (iii) if the rate of insurance upon the Building is increased by the use made of the Premises or by anything done, omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall pay forthwith to the Landlord the amount of the increase; (iv) if any insurance policy upon the Building is cancelled by the insurer because of the use or occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Premises, and if Tenant is not able to secure such insurance within a reasonable time after notice from Landlord, the Landlord may at its option terminate this Lease forthwith by leaving upon the Premises notices in writing of its intention to terminate and thereupon rent and any other payments for which the Tenant is liable under this lease shall be apportioned and paid in full to the date of termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and repossess them;

         (K) Observance of law - in its use and occupation of the Premises, the Tenant agrees not to violate any law or ordinance or any order, rule, regulation or requirement of any federal, provincial, or municipal government or any department, commission, board or officer thereof;

         (L) Nuisance and Waste - The Tenant agrees not to do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment therein or permit or suffer any overloading of the floors thereof; and not to use or permit the use of any part of the Premises for any dangerous, noxious, or offensive trade or business and not to cause or maintain any nuisance in, at or on the Premises;

         (M) Entry by Landlord - The Tenant agrees to permit the Landlord and/or its agents or employees to enter upon the Premises upon reasonable notice and at reasonable times for the purpose of inspecting and/or making repairs, alterations, or improvements to the Premises and the Tenant is not entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby;

         (N) Indemnity - The Tenant agrees to indemnify and save harmless the Landlord against any and all claims of whatsoever kind and nature by any person, firm, or corporation arising from the Tenant's use or occupancy of the premises or through any act of negligence of the Tenant or any assignee, subtenant, agent, contractor, servant, employee or licensee of the Tenant, with such indemnity to extend to all reasonable costs, counsel fees, expenses and liabilities incurred by the Landlord with respect to any action or proceeding brought against the Landlord, provided that:

                  (i) The Landlord has promptly notified the Tenant of any such claim after first becoming aware or having notice thereof;


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                  (ii)     The Landlord has provided the Tenant with the option
                           to participate in the defense of such claim at the Tenant's expense; and

                  (iii) The claim does not relate to any peril or hazard against which the Landlord is or ought to have been insured under the terms of this Lease.

         (O) Exhibiting Premises - if the Tenant does not exercise its right of renewal hereunder, the Tenant then agrees to permit the Landlord or its agents to exhibit the Premises to prospective tenants upon reasonable notice during normal business hours for the last nine (9) months of the then current term;

         (P) Alterations and installations - The Tenant shall have the right to make further alterations and installations to the Premises at its sole cost and expense, provided the Tenant has received the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. The Tenant shall not be responsible for removal of any approved alterations or installations at the end of the Term or any earlier termination of the Lease, and is responsible for surrendering the Premises in a clean, good and tenantable condition save for normal wear and tear;

         (Q) Signs - The Tenant, at the Tenant's expense shall have the right to install Landlord approved exterior signage on the Building and within the Premises. Such Landlord approval shall not be unreasonably withheld or delayed. The Tenant shall insure, erect and maintain such signage at its sole expense, and shall obtain all necessary municipal and other permits and approvals as may be required with respect to the same;

         (R) The Tenant further specifically agrees to use the premises primarily for call center services, training and general office purposes and other such ancillary uses;

         (S) The Tenant shall be permitted to install and maintain at its sole cost, a satellite dish on the roof of the building under lease provided however that the Tenant shall ensure that in exercising its right hereunder that it will take no action which would adversely impact on the warranty given to the Landlord by the roofing contractor who installed the roofing materials on the roof of the building.

     8.  LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

         (A) Quiet enjoyment - for quiet enjoyment of the Premises, without any undue interruption or disturbance from the Landlord, or any other person(s) lawfully claiming by, from or under the Landlord, and the Landlord represents and warrants that it has good and marketable title to the Premises free and clear of all encumbrances and has the requisite power and authority to enter into this Lease;

         (B) Taxes - To pay the real property taxes levied against the Premises or the Landlord on account thereof;


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         (C) Maintenance - To pay the cost of snow plowing and/or removal of snow from parking areas, driveways, walkways and entrances such that the Tenant shall enjoy reasonable access to the premises at all reasonable times during the year and to pay also the cost of yard and lawn maintenance to keep the grasses and shrubbery in reasonably good order;

         (D) To provide sewer services to the leased premises at no cost to the Tenant;

         (E) Landlord's insurance - The Landlord shall take out and keep in force throughout the Term, including any renewal period thereof, upon such terms and conditions and in such amounts as would be maintained by a prudent owner of a property similar to the Building in question, the following insurance:

                  (i) Public liability and property damage liability insurance with respect to the Building;

                  (ii) Fire and standard extended perils or "all risks" coverage and boiler and machinery insurance on all real and personal property owned by the Landlord or for which the Landlord is legally responsible located upon the Premises; and

                  (iii) Such other forms of insurance as the Landlord may from time to time consider advisable.

         At the request of the Tenant, the Landlord shall obtain a waiver of subrogation in favour of the Tenant with respect to its casualty insurance provided such waiver is obtainable from the Landlord's insurers.


         (F) Landlord covenants, warrants and represents that to the best of its knowledge, after thorough investigation, the Premises and the Building (including the land thereunder) do not, and will not contain any environmental contaminants.

         (G) The Landlord agrees to indemnify and hold the Tenant harmless from any and all damages, losses, expenses (including reasonable attorney's fees), claims or actions related to or arising out of any discovery of environmental contamination at the Premises or the Building (including the land thereunder) or from any breach of Landlord's obligations under this Lease.

         (H) To provide the Tenant, its employees and invitees access to the Premises twenty-four hours a day, seven days a week.

         (I) To provide and pay for all repairs or replacements to the building that are of a structural nature.

         (J) To pay for all major HVAC repairs as defined under paragraph 7(E) hereof.


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                                      -8-

     9.  PROVISOS

         Provided always that it is agreed as follows between the Landlord and the Tenant:

         (A) Fixtures - All installations, alterations, additions, partitions and fixtures except trade or Tenant's fixtures upon the Premises, whether placed there by the Tenant or the Landlord, are the Landlord's property without compensation therefore to the Tenant and shall not be removed from the Premises at any time, either during or after the Term.

         (B) Damage to premises - If during the term, the Premises are damaged by fire, lightning or tempest, then and in every such event if the damage or destruction is such that the Building is rendered wholly unfit for occupancy, or it is impossible or unsafe to use and occupy it, and if in either event the damage, in the opinion of a reputable firm of architects selected by the Landlord the damage:

                  (i) Cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of the damage, either party may within five (5) days next succeeding the giving of the architect's opinion terminate this Lease by giving to the other party notice in writing, in which event this Lease shall cease as of the date of the damage and the rent and all other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of damage. If neither the Landlord nor the Tenant terminates this Lease, then the Landlord shall repair the Premises with all reasonable speed and the rent shall abate from the date of the happening of the damage until the damage shall be made good and the Tenant can again use and occupy the Premises; or

                  (ii) Can be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of the damage, then the rent shall abate from the date of the happening of the damage until the damage shall be made good and the Tenant can again use the Premises and the Landlord shall repair the damage with all reasonable speed; or

                  (iii) Is such that the Premises are capable of being partially used for the purposes for which they are leased, then until the damage has been repaired the rent shall be reduced by the fraction that the area of that part of the Building which is rendered unfit for occupancy is to the area of the Building, and the Landlord shall repair the damage with all reasonable speed.

         (C) Damage to property - The Landlord is not liable nor responsible in any way for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while the property is on the Premises or in the Building unless the loss, damage, or injury is caused by the negligence, act, fault, or default of the Landlord or of its employees, servants, agents.


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                                      -9-

         (D) Default of Tenant - If the rent is not paid within ten (10) days after when due, whether lawfully demanded or not, or in the case of breach or non-observance or non-performance of any of the covenants or agreements herein contained or referred to on the part of the Tenant to be observed and performed, which are not cured within thirty (30) days after notice by Landlord to Tenant, or in the case the Term is taken in execution or attachment for any cause, then the Landlord is entitled to enter upon the Premises or any part thereof in the name of the whole and to repossess and enjoy the Premises as of their former estate.

         (E) Bankruptcy of Tenant - In case the Term or any of the goods and chattels of the Tenant are seized in execution or attachment by a creditor of the Tenant or if the Tenant makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors and an order is made for the winding-up of the Tenant, then this Lease shall at the option of the Landlord cease and the Term shall immediately be forfeited and the current month's rent and the next ensuing three months' rent shall immediately become due and payable and the Landlord may re-enter and take possession of the Premises as though the Tenant or other occupant of the Premises was holding over after the expiration of the Term.

         (F) Distress - The Tenant waives the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and agrees that none of the goods and chattels of the Tenant on the Premises at any time during the Term is exempt from levy by distress for rent in arrears.

         (G) Right of Re-Entry - On the Landlord's becoming entitled to re-enter the Premises under any of the provisions of this Lease, the Landlord in addition to all other rights, may do so as the agent of the Tenant, using force if necessary, without being liable for prosecution therefore, and may re-let the Premises as agent of the Tenant, and receive the rent therefore, and as agent of the Tenant may take possession of furniture or other property on the Premises and sell it at public or private sale without notice or apply the proceeds of sale and rent derived from re-letting the Premises upon account of the rent due under this lease, and the Tenant is liable to the Landlord for any deficiency.

         (H) Right of Termination - On the Landlord's becoming entitled to re-enter the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, has the right to determine this Lease forthwith by leaving upon the Premises notice in writing of its intention, and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such determination, and the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may re-enter and repossess the Premises.

         (I) Non-waiver - Any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant of any covenant, proviso or condition herein contained does not operate as a waiver of the Landlord's rights hereunder in


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                                      -10-

         respect of subsequent defaults, breaches or non-observances and does not defeat or affect in any way the rights of the Landlord herein in respect of any subsequent defaults or breaches.

         (J) Overholding - If the Tenant continues to occupy the Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant on the terms and conditions herein set out except as to length of tenancy and as to the amount of rent to be paid which rent would under such circumstances be the subject of a reasonable increase to be immediately imposed by the Landlord.

         (K) Subject to the Tenant's right of early termination as provided for in paragraph 5 hereof, the Tenant shall not be in default for vacating the Premises prior to the expiration of the Term so long as the Tenant:

                  (i) provides ninety (90) days advance written notice to the Landlord of its vacating of the premises; and

                  (ii) is not in default under any of the provisions of the lease; and

                  (iii) continues to pay the rent through to the expiration of the term; and

                  (iv) continues to maintain the alarm systems within the building; and

                  (v) continues to heat the building so as to adequately protect the structural and functional integrity of the premises; and

                  (vi) continues to carry out to the end of the Term such periodic checks as may be required under the Landlord's insurance policies.

         (L) The Tenant shall not be permitted to assign its rights or obligations under this lease without the prior written approval of the Landlord;

         (M) Notice - Any notice required by this Lease is deemed sufficiently given if contained in writing and addressed -

         In the case of notice to the Landlord:

                                    Chief Administrative Officer
                                    Region of Queens Municipality
                                    249 White Point Road
                                    PO Box 1264
                                    Liverpool, NS  B0T 1K0
                                    Fax No. (902)354-7473


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                                      -11-

         In the case of notice to the Tenant:

                                    President & Chief Executive Officer

                                    Lightbridge, Inc.
                                    67 South Bedford Street
                                    Burlington, MA
                                    U.S.A.
                                    018013
                                    Fax No. 781-359-4171

         Notice shall be effective when personally delivered or sent by fax on that business day. A notice sent by prepaid post shall be deemed to be effective on the third business day after its mailing.

         The parties agree to notify each other immediately of any change of address from that set forth above.

     10. FURTHER ASSURANCES

         The Parties covenant and agree with each other to execute such further documents as may be reasonably requested by the other to give effect to, or notice of, the provisions contained herein, including but not limited to a short form Notice of Lease for registration purposes.

     11. AMENDMENTS

         Any amendments to this Lease shall be in writing and signed by both parties.

     12. HEADINGS

         The headings in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this lease nor of any provisions hereof.

     13. TIME OF ESSENCE

         Time shall be of the essence in all respects in relation to the interpretation and enforcement of the terms of this lease.


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                                      -12-

     14. SOLE AGREEMENT

         There are no covenants, agreements, conditions or material representations relating to the subject matter of this Lease, which will subsist between the parties upon its acceptance, except as expressly set forth herein.

     15. EFFECT OF LEASE

         This Lease and everything herein contained shall extend to and bind and may be taken advantage of by the successors and permitted assigns, of each of the parties hereto. Should either party request the other's consent to an assignment of this Lease, such consent shall not be unreasonably withheld.

     16. TENANT'S AND GUARANTOR'S CONDITIONS PRECEDENT

         The obligation of the Tenant and Guarantor to be bound by the terms of this Lease is subject to the Tenant receiving confirmation of an incentive package from the Government of Nova Scotia to provide financial incentives to the Tenant, in an amount acceptable to the Tenant to be determined on or before February 20, 2004.

     17. GUARANTOR CLAUSE

         The Guarantor, hereby covenants and agrees with the Landlord that the Guarantor will well and duly pay and satisfy all monies at any time secured by this Lease should the Tenant fail to pay the same when due. Further, the Guarantor hereby further acknowledges and agrees that the liability of the Guarantor hereunder shall be joint and several with that of the Tenant and shall not be released nor affected by any variation or alteration at any time of the terms or provisions of this lease. The Guarantor also acknowledges and agrees that the Landlord shall not be bound to exhaust its remedies against the Tenant or against any other person or persons before enforcing its rights hereunder against the Guarantor.

18.      DISPUTE RESOLUTION

         In the event of a dispute hereunder, the parties shall make all reasonable efforts to resolve their dispute by amicable negotiations. If a dispute has not been resolved within ten (10) days after the responding party has replied (or failing such reply within ten (10) days after receipt of the notice) either party may refer the dispute to be finally resolved by a final, conclusive and binding arbitration by a single arbitrator under the provisions of the Commercial Arbitration Act (Nova Scotia). The parties shall agree jointly on the appointment of an arbitrator, failing which, either party may apply to a court of competent jurisdiction for the appointment of an arbitrator. Each party shall bear its own costs in connection with any matter referred to dispute resolution provided however, the cost of the arbitrator shall be paid in accordance with the decision of the arbitrator.

     19. FACSIMILE AND COUNTERPART

         This Lease may be delivered by facsimile machine and signed on a facsimile copy. Both parties agree to accept the facsimile copy as a legal and binding document. If facsimile copies are utilized, the originals will subsequently be delivered to the Landlord and Tenant for execution. It is further agreed that this Lease may be executed in one or more counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall for all purposes constitute one agreement, binding on the parties, notwithstanding the fact that all parties have not signed the same counterpart. Whether signing facsimile copies or original documents, the parties mutually agree to initial all pages, including all Schedules, of such documents.

     20. The Law governing this Lease shall be the law of the Province of Nova Scotia, Canada.

         IN WITNESS WHEREOF the parties hereto have hereunto set their hands and affixed their seals the day and year first above written.

         SIGNED, SEALED AND DELIVERED)      REGION OF QUEENS MUNICIPALITY
         in the Presence of :

         /s/ Stephanie Nickerson            Per: /s/ John Leefe
                                                 Mayor


         /s/ Stephanie Nickerson            Per: /s/Chris McNeill
                                                 Regional Clerk

         SIGNED, SEALED AND DELIVERED)      LTBG TELESERVICES ULC.
         in the Presence of:

         /s/ Debra Michelson                Per: /s/ Harlan Plumley
         A Notary Public                         Harlan Plumley, Treasurer


         /s/ Debra Michelson                Per: /s/ Eugene DiDonato
            A Notary Public                      Eugene DiDonato, Secretary


         SIGNED, SEALED AND DELIVERED)      LIGHTBRIDGE, INC.
         in the presence of:                (AS GUARANTOR)


         /s/ Debra Michelson                Per: /s/ Pamela D.A. Reeve
         A Notary Public                         Pam Reeve -- President & CEO

PROVINCE OF NOVA SCOTIA
COUNTY OF QUEENS

I CERTIFY that on this 10th day of February, A. D., 2004, The Region of Queens Municipality, one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its duly authorized officers and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

                                                         /s/ Stephanie Nickerson
                                             A Commissioner of the Supreme Court
                                             of the Province of Nova Scotia

COUNTY OF
STATE OF MASSACHUSETTS

I CERTIFY that on this 23rd day of January, A. D., 2004, LTBG Teleservices ULC, one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its duly authorized officers and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

                                                             /s/ Debra Michelson
                                         A Notary Public in and for the State of
                                         Massachusetts

COUNTY OF
STATE OF MASSACHUSETTS

I CERTIFY that on this 23rd day of January, A. D., 2004, Lightbridge, Inc., one of the parties mentioned in the foregoing and annexed Indenture caused the same to be executed by its duly authorized officers and its corporate seal to be thereunto affixed in my presence and I have signed as a witness to such execution.

                                                             /s/ Debra Michelson
                                         A Notary Public in and for the State of
                                         Massachusetts

                                  SCHEDULE "A"

All that certain lot, piece, or parcel of land situated, lying, and being in the Community of Liverpool, County of Queens, Province of Nova Scotia, and more particularly bounded and described as follows:

Beginning at a point marking the northwest intersection of West Street and Harley Umphrey Drive in Liverpool;

Thence N 38(Degree) 06' 31" W along West Street a distance of 309.7 feet to a survey marker;

Thence N 41(Degree) 35' 21" W a distance of 29.26 feet to a survey marker;

Thence N 53(Degree) 10' 37" W a distance of 67.98 feet to a survey marker;

Thence N 64(Degree) 41' 47" W a distance of 28.69 feet to a survey marker at the intersection of West Street and White Point Road;

Thence N 21(Degree) 25' 22" E along White Point Road a distance of 362 feet to a survey marker;

Thence S 71(Degree) 42' 55" E a distance of 507 feet to a survey marker bordering Harley Umphrey Drive;

Thence S 00(Degree) 18' 31" E along Harley Umphrey Drive a distance of 50 feet to a survey marker; Thence S 11(Degree) 17' 53" W a distance of 155.93 feet to a survey marker;

Thence S 37(Degree) 27' 09" W a distance of 194.67 feet to a survey marker;

Thence S 52(Degree) 00' 00" W a distance of 216.47 feet to the place of beginning.

The above-described parcel of land containing 5.5 acres + or - being subject to certification by a professional Nova Scotia Land Surveyor.